UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 12, 2009
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices, including zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2009, the Board of Directors of Novell, Inc. (the “Corporation”) approved amended and restated By-laws (the “Amended By-laws”) of the Corporation. The Amended By-laws were adopted to revise certain provisions in light of changes to state law and current and anticipated developments in corporate governance practice and federal regulation. The Amended By-laws are attached hereto as Exhibit 3.2 and are incorporated by reference herein. The Amended By-laws, among other things:

  permit the Board of Directors of the Corporation to separate the record date for determining the stockholders entitled to notice of a meeting of stockholders from the record date for determining the stockholders entitled to vote at the meeting, as allowed under the Delaware General Corporation Law;
  extend the timeframe during which the Corporation’s Secretary must call a special meeting, formerly ten to sixty days following receipt of the written request required by the Amended By-laws, to ten to ninety days following receipt of such written request; and
  adopt procedures relating to submissions of nominations for election of directors to accommodate requirements under the proxy access rules proposed by the U.S. Securities and Exchange Commission.

The foregoing is qualified in its entirety by reference to the text of the Amended By-laws.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.2	By-laws of Novell, Inc., as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: August 12, 2009	By /s/ Dana C. Russell (Signature) Senior Vice President and Chief Financial Officer (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 3.2	By-laws of Novell, Inc., as amended and restated